Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
2440 Mall Drive – Charleston, S.C. 29406
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President/Investor Relations
and Corporate Secretary
(843) 529-5931 / (843) 729-7005 dwright@firstfinancialholdings.com

 FIRST FINANCIAL HOLDINGS, INC.
ANNOUNCES 2010 ANALYST/INVESTOR DAY

Charleston, South Carolina (June 1, 2010) – First Financial Holdings, Inc. (“First Financial” or the “Company”) (NASDAQ GSM: FFCH), the holding company for First Federal Savings and Loan Association of Charleston (“First Federal” or the “Association”), announced today that the company will host an analyst/investor day to introduce its new executive team and update participants on the economy in our markets.

The event will be held on Tuesday, June 1, 2010 at 9:30 a.m. ET in Charleston, SC.  The presentation material referenced during the event will be posted on the company’s website at www.firstfinancialholdings.com on June 1 by approximately 10 a.m. ET.

First Financial is the holding company for First Federal Savings and Loan Association of Charleston, which operates 65 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick, New Hanover and Pender counties in coastal North Carolina offering banking, trust and pension administration services.  The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.

For additional information about First Financial, please visit our website at www.firstfinancialholdings.com or contact Dorothy B. Wright, Vice President-Investor Relations and Corporate Secretary, (843) 529-5931.